Exhibit 99.1

INTERSCOPE TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2004

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
InterScope Technologies, Inc.
Wexford, Pennsylvania

We have audited the statement of net assets in liquidation of InterScope Technologies, Inc. as of December 31, 2004. In addition we have audited the statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note A.2., the Company’s policy is to prepare its financial statements on the liquidation basis of accounting effective December 31, 2004.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of InterScope Technologies, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                        /s/ BATES, BARKSDALE, ICKERT, & COMPANY
                        Certified Public Accountants

November 22, 2005

INTERSCOPE TECHNOLOGIES, INC.

STATEMENT OF NET ASSETS IN LIQUIDATION

DECEMBER 31, 2004

ASSETS (HELD FOR SALE)

Current Assets:
Cash	$58,597
Accounts receivable	80,850
Inventory	99,629
Prepaids and deposits	6,112
Deferred income tax benefit	-

Total Current Assets	245,188

Property and Equipment:
Office equipment and software	33,593
Less accumulated depreciation	31,406

2,187

Other Asset:
Intellectual property	900,000

Total Assets	$1,147,375

The accompanying notes are an integral
part of these financial statements.

LIABILITIES AND NET ASSETS (DEFICIT)

Current Liabilities:
Accounts payable - trade	$87,839
Deferred revenue	41,171

Total Current Liabilities	129,010

Long-term Obligations:
Notes payable	1,095,000
Accrued interest	-

1,095,000

Total Liabilities	1,224,010

Net Assets (Deficit)	$(76,635)

INTERSCOPE TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS - HISTORICAL COST BASIS

FOR THE YEAR ENDED DECEMBER 31, 2004

Sales	$310,000
Cost of Sales	111,084

Gross Profit	198,916

Other Revenues:
Service and maintenance fees	232,022
Grant income	8,940
Miscellaneous	850

241,812

Total Income	440,728

Research and Development Expenses	112,468

General, Administrative and Operating Expenses	1,032,991

Interest Expense	147,029

Depreciation and Amortization Expenses	370,887

Net Loss Before Deferred Income Tax Benefit	(1,222,647)

Deferred Income Tax Benefit	156,000

Net Loss	$(1,066,647)

The accompanying notes are an integral
part of these financial statements.

INTERSCOPE TECHNOLOGIES, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT - HISTORICAL COST BASIS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Date	Common Stock Shares (A)	Common Stock Dollars	Paid-In Capital	Retained Deficit	Total Deficit

Original incorporation	07-01-03	623,943	$624	$623,319	$-	$623,943

Net loss for the year ended December 31, 2003	12-31-03	-	-	-	(659,516)	(659,516)

Balance at December 31, 2003		623,943	624	623,319	(659,516)	(35,573)

Stock issued for employee bonuses	01-02-04	15,000	15	14,985	-	15,000
Stock issued for outside services	01-02-04	5,000	5	4,995	-	5,000
Stock issued for employee bonus	04-01-04	15,000	15	14,985	-	15,000

Net loss for the year ended December 31, 2004	12-31-04	-	-	-	(1,066,647)	(1,066,647)

Balance at December 31, 2004		658,943	$659	$658,284	$(1,726,163)	$(1,067,220)

Less liquidation basis adjustment	12-31-04					990,585

Net Assets (Deficit)						$(76,635)

(A) Par value .001, 1,000,000 shares authorized.

The accompanying notes are an integral
part of these financial statements.

INTERSCOPE TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS - HISTORICAL COST BASIS

FOR THE YEAR ENDED DECEMBER 31, 2004

Cash Flows From Operating Activities:
Net loss	$(1,066,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred tax benefit	(156,000)
Depreciation and amortization	370,887
Increase in accounts receivable	(54,184)
Increase in inventory	(99,629)
Increase in accounts payable	66,485
Increase in accrued interest expense	146,768
Stock and notes payable issued in exchange for services and expenses	264,000
Net change in other operating assets and liabilities	1,931

Net Cash Used in Operating Activities	(526,389)

Cash Flows From Investing Activities:
Purchases of property and equipment	(5,170)

Cash Flows of Financing Activities:
Debt proceeds	574,000

Net Increase in Cash	42,441

Cash at Beginning of Year	16,156

Cash at End of Year	$58,597

Supplemental Disclosure:
Interest paid	$-

The accompanying notes are an integral
part of these financial statements.

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2004

A. Nature of Operations and Summary of Significant Accounting Policies:

1. Organization and Nature of Operations

InterScope Technologies, Inc. (the Company or InterScope) initially incorporated as ISCOPE Acquisition Corporation (a Delaware Corporation) on June 3, 2003 by assuming certain liabilities and issuing common stock in exchange for assets owned by a predecessor. The Company was deemed a development stage company through December 31, 2003 at which time product development was sufficient to commence full marketing and sales efforts.

The Company has developed enabling digital imaging technology for pathology markets in the healthcare and pharmaceutical industries that will fundamentally change the current practice paradigms and serve as a building block for a digital pathology industry. The InterScope, Xcellerator™ system, the first high-throughput, high-resolution digital imaging system for pathology has the unique ability to place a total end-to-end clinical imaging system in the heart of a pathology laboratory that captures relevant patient text and visual data on a daily basis. The system can also provide a value proposition that includes revenue generation and cost reduction for its customers.

The Xcellerator™’s versatile hardware design provides for three products based on the same core imaging technology. This allows InterScope the flexibility to segment its market based on laboratory case volume and financial resources so the Company can better penetrate all existing market segments. In addition, the Company’s extensive workflow products can be easily used in conjunction with a laboratory’s patient information system to better leverage an institution’s existing image database.

2.	Liquidation Basis of Accounting

The Company’s assets are deemed held for sale as of December 31, 2004. In 2005, the Company subsequently sold substantially all of its assets, has discontinued its operations, and is in the process of liquidation (See Note D). Accordingly, the Company’s financial statements are reported under the liquidation method of accounting effective December 31, 2004. InterScope’s assets and liabilities are recorded at their net realizable (liquidation) value. The statement of operations, stockholders’ deficit and cash flows reflect historical results from continuing operations for the entire year presented.

3.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2004

A. Nature of Operations and Summary of Significant Accounting Policies (Continued):

3. Use of Estimates (Continued)

reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.	Accounts Receivable

The Company accounts for uncollectible accounts using the direct write-off method. Accordingly, bad debt expense is recognized only when a specific amount is determined to be uncollectible. Company management anticipates the effects of this method will approximate those of the allowance method. There was no bad debt expense recognized for the year ended December 31, 2004.

5.  Inventory

Inventory is stated at cost using the first-in, first-out method.

6.	Office Equipment

Office equipment and acquired software are stated at cost and are depreciated over the estimated useful lives of the assets using the straight-line method.

7.	Accounting for Stock for Services

The Company follows Statement of Financial Accounting Standards (SFAS) No. 123 in accounting for common stock issued for services performed, which requires that stock be recorded based on the most reliable estimate of the fair market value of the services rendered or the fair market value of the stock issued. Management has determined that the fair market value of services rendered ($35,000) in 2004 for stock is the most reliable estimate for recording this transaction.

8.	Income Taxes

Income taxes are normally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred income taxes (benefits). Deferred taxes (benefits) are recognized for the differences between the basis of assets for financial statement and income tax purposes, and certain tax benefit

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2004

A. Nature of Operations and Summary of Significant Accounting Policies (Continued):

8.	Income Taxes (Continued)

carryforwards. Deferred tax assets represent the future tax return consequences of the recognition of the tax benefit carryforwards.

The Company has federal and Pennsylvania net operating loss (NOL) carryforwards, summarized as follows:
Year Incurred	NOL	Year Expires

2003	$427,875	2023
2004	828,917	2024

	$1,256,792

The deferred income tax benefit and related valuation allowance associated with these NOL’s is summarized as follows:
	December 31, 2004	December 31, 2003

Total deferred income tax benefit	$510,000	$174,000
Less valuation allowance	(354,000)	(174,000)

Net deferred income tax benefit	156,000	-

Less liquidation basis adjustment	(156,000)	-

$ -		$-

The December 31, 2003 valuation allowance was based on the uncertainty of future profitability and availability of additional funding for the Company. The December 31, 2004 valuation allowance was determined based on the estimated amount of NOL that the Company will actually utilize on its final 2005 income tax returns from the gain on sale of its assets.

9.	Intellectual Property Costs

The Company accounts for its acquired intellectual property, as described in Note A.1, in accordance with FAS 142, Goodwill and Other Intangible Assets and FAS 144, Accounting for the Impairment or Disposal of Long Lived Assets. The various components of this acquired asset, including but not limited to software development, know-how, Food and Drug Administration approval process, patents pending technology and processes have been combined as a single unit of accounting due to the

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2004

A. Nature of Operations and Summary of Significant Accounting Policies (Continued):

9.	Intellectual Property Costs (Continued)

inseparable nature of the components. In connection therewith, the Company has amortized the $1,068,184 original acquisition price over a three year period commencing July 1, 2003 as prescribed for this type of intangible asset. Accumulated amortization amounted to $534,092 as of December 31, 2004 including $356,061 amortization expense for the year then ended. The Company has relied on the subsequent sale of this asset (Note D), net of historic inventory at cost, to report the liquidation value of this asset ($1,000,000 sales price less $100,000 inventory equals $900,000).

10.	Research and Development Expenses

The Company has directly expensed $112,468 of research and development expenses associated with the development of its intellectual property and physical product.

11.	Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred, which amounted to $33,745.

12.	Deferred Revenue

Deferred revenue for certain maintenance contracts is being recognized on a straight line basis over the term of the related contract and amounts to $39,111. Deferred revenue also includes $2,060 in unearned grant income.

B. Notes Payable

Notes payable consists of numerous convertible notes payable issued in exchange for cash advances and/or services rendered according to an employment agreement (Taddey) and an independent contractor consulting agreement (Becich). All notes bear interest at the rate of 12% per annum and are collaterized by a security interest in all Company assets. The notes are payable on demand, but have been included in long-term liabilities due to the subsequent conversion exercised in 2005 in connection with the Company’s liquidation (Note D).

On September 1, 2004, the existing note holders executed a Consent and Subordination Agreement whereby up to $250,000 in additional loan proceeds would have a first collateral position over existing notes payable. The notes included a principal repayment premium of 215% of the amount borrowed. The following loan schedule includes $200,000 under these subordinated loan terms. The loans have been recorded at the net realizable value (amount actually borrowed due to the subsequent liquidation of the Company. See Notes A.2 and D.

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2004

B. Notes Payable (Continued):

The outstanding principal and accrued interest under these notes may be converted into shares of the Company’s common stock (i) at any time, at the option of the holders, by the delivery of written notice to the Company, or (ii) automatically, immediately prior to the closing of an acquisition of the Company by one or more third-party acquirers, upon the affirmative written consent of fifty-percent (50%) of the holders-in-interest of the notes. In either event, these notes shall convert into common stock of the Company at a price of $1 per share.

Terms of the notes are as follows:
Stockholder Name	Stock Ownership Percentage	Notes Payable Balance	Accrued Interest Payable	2004 Interest Expense
Anthony J. Taddey	0%	$811,500	$85,234	$68,311
Cape Andover Capital Partners, LLC	34%	219,000	45,637	26,352
Corliss Family Trust	0%	60,000	11,114	5,151
Gary Roth	9%	90,000	14,607	9,990
Haldon Conner	2%	12,500	2,137	1,496
Michael Becich	0%	188,000	21,714	16,803
Samual Corliss	0%	281,500	17,738	17,161
Thomas Plasket	4%	12,500	2,496	1,504

		1,675,000	200,677	146,768

Less liquidation basis adjustment		(580,000)	(200,677)	-

		$1,095,000	$-	$146,768

C. Lease Obligation:

  The Company had an operating lease effective February 1, 2004 for its office and production facilities. The lease was originally for a six month period requiring total payments of $24,212. The lease was subsequently extended for an additional six month period effective August 1, 2004 through January 3, 2005 and again effective February 1, 2005 through January 31, 2006 for $4,181 per month. Rent expense was $46,618 (including $1,500 January rent under prior lease) for the year ended December 31, 2004. All terms and conditions of this lease were transferred to Trestle Acquisition Corporation effective March 11, 2005 in connection with the sale described in Note D.

D. Subsequent Event and Liquidation Issues:

The Company and its predecessor have incurred significant operating losses during the development stage and were unable to obtain additional funding to sustain operations. On December 8, 2004, after approximately two months of discussions, the Board of Directors of InterScope Technologies, Inc. received a non-binding Letter of Intent from Michael Doherty, Chairman of the Board of Trestle Holding, Inc., to purchase all assets and assume certain liabilities of InterScope. An Asset Purchase Agreement was executed on March 11, 2005 with an effective date of February 28, 2005. All identifiable tangible and intangible assets were transferred and certain operating liabilities assumed by Trestle at that time for $1,200,000 ($1,000,000 for the net assets in exchange for Trestle stock and $133,039 in cash to reimburse InterScope for 2005 net operating expenses). In connection with the sale, InterScope terminated its operations and commenced liquidation proceedings under Delaware and  Pennsylvania laws and regulations to be finalized by December 31, 2005. The Company distributed approximately $104,000 in cash and $1,000,000 in Trestle stock to its note holders and stockholders after liquidating its operating assets and liabilities.

Effective with the decision to liquidate, the carrying amounts of assets and liabilities were adjusted from their historical basis to the amounts of cash expected from their realization and settlement. Because of the short liquidation period, the effects of discounting would not be significant and have been ignored. The initial adjustment increased net assets by $990,585 from a $1,185,585 deficit to a $195,000 deficit as summarized on the following page:

INTERSCOPE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2004

D. Subsequent Event and Liquidation Issues (Continued):

Account Description	Historical Basis	Estimated Liquidation Value	Comments

Cash	$58,597	$58,597	No change
Accounts Receivable	80,850	80,850	No change
Inventory	99,629	99,629	No change
Prepaids and Deposits	6,112	6,112	No change
Deferred Income Tax Benefit	156,000	-	Non-cash benefit

Total Current Assets	401,188	245,188

Property and Equipment (Net)	2,187	2,187	No change

Intellectual Property	534,092	900,000	Adjusts to subsequent sales price less inventory

Total Assets	$937,467	$1,147,375

Current Liabilities	$129,010	$129,010	No change

Long-Term Obligations:
Notes payable	1,675,000	1,095,000	Adjusts to amount actually repaid
Accrued interest	200,677	-	Adjusts to amount actually repaid

	1,875,677	1,095,000

Total Liabilities	2,004,687	1,224,010

Stockholders’ Deficit/ Net Assets (Deficit):
Common stock	659	-	Adjusts to liquidation basis
Paid in capital	658,284	-	Adjusts to liquidation basis
Retained deficit	(1,726,163)	-	Adjusts to liquidation basis
Net assets (deficit)	-	(76,635)	Adjusts to liquidation basis

	(1,067,220)	(76,635)

	$937,467	$1,147,375

It is at least reasonably possible that the amounts expected to be realized in the liquidation process will change in the near term.